Exhibit 99.3

QUIDEL CORPORATION
UNAUDITED PRO FORMA COMBINED ABBREVIATED FINANCIAL INFORMATION
On October 6, 2017, Quidel Corporation and its subsidiaries (the "Company" or "Quidel") acquired the cardiovascular and toxicology Triage® MeterPro business (“Triage Business”) and Beckman Coulter Access Family of Immunoassay Systems (the “BNP Business”) from Alere Inc. (collectively, the “Triage and BNP Businesses”). In connection with the acquisition of the Triage Business, the Company paid $400.0 million in cash (subject to certain inventory related adjustments set forth in the Amended and Restated Triage Purchase Agreement) and assumed certain liabilities. These acquisitions enhance the Company's revenue profile and expand the Company's geographic and product diversity. The Company used proceeds from the Term Loan (defined and discussed below) of $245.0 million and cash on hand to pay (i) the consideration for the Triage Business and (ii) fees and expenses incurred in connection with the acquisition of the Triage Business and BNP Business. In connection with the acquisition of the BNP Business, the Company will: (i) pay (subject to certain inventory related adjustments set forth in the Amended and Restated BNP Purchase Agreement) (A) $16.0 million in cash plus up to an additional $24.0 million in contingent consideration, payable in five annual installments of up to $8.0 million, the first of which will be paid on April 30, 2018, and (B) $240.0 million in cash, payable in six annual installments of $40.0 million each, the first of which will be paid on April 30, 2018; and (ii) assume certain liabilities.

Also on October 6, 2017, the Company entered into a Credit Agreement (the “Credit Agreement”), that provided the Company with a $245.0 million senior secured term loan facility (the “Term Loan”) and a $25.0 million revolving credit facility (the “Revolving Credit Facility”), together (the “Senior Credit Facility”). On the closing date of the Credit Agreement, the Company borrowed the entire amount of the Term Loan and $10.0 million under the Revolving Credit Facility.

The following unaudited pro forma combined balance sheet as of September 30, 2017 is based on the historical balance sheet of the Company and carve-out historical balance sheet of the Triage and BNP Businesses after giving effect to the acquisition and related financing. The unaudited pro forma combined balance sheet as of September 30, 2017, assumes that the acquisition took place on that date.

The following unaudited pro forma combined statement of operations for the nine months ended September 30, 2017 and the year ended December 31, 2016, is based on the historical statement of operations of the Company and carve-out historical statement of operations of the Triage and BNP Businesses after giving effect to the acquisition and related financing as if it had occurred on January 1, 2016.

The carve-out historical financial statements of the Triage and BNP Businesses reflect allocations of direct costs related to the operations of the Triage and BNP Businesses on a standalone basis. As certain expenses reflected in the carve-out historical financial statements are allocated, the carve-out historical financial statements may not be indicative of the financial position and results of operations that would have been presented if the Triage and BNP Businesses had been a standalone entity. Therefore, the carve-out historical financial statements may not necessarily be indicative of the future financial position and results of operations of the Triage and BNP Businesses.

The unaudited pro forma combined abbreviated financial information is presented for informational purposes only. The unaudited pro forma combined financial information is not intended to be indicative of the consolidated results of operations or the financial condition of Quidel that would have been reported had the acquisition been completed as of the dates presented and should not be taken as representative of the future consolidated results of operations or financial condition of Quidel. The unaudited pro forma combined statements of operations does not reflect any revenue or cost savings from synergies that may be achieved with respect to the combined companies, or the impact of non-recurring items directly related to the acquisition and related financing.

QUIDEL CORPORATION
PRO FORMA CONSOLIDATED COMBINED BALANCE SHEETS
AS OF SEPTEMBER 30, 2017
(in thousands, except par value; unaudited)

	Historical		Pro forma
	Quidel Corporation	Triage and BNP Businesses	Adjustments	Note 3	Combined
ASSETS
Current assets:
Cash and cash equivalents	$172,994	—	$(153,480)	(A)	$19,514
Accounts receivable, net	41,575	—	—		41,575
Inventories	23,429	39,777	15,023	(B)	78,229
Assets held for sale	—	—	147,335	(C)	147,335
Prepaid expenses and other current assets	6,477	818	136	(D)	7,431
Total current assets	244,475	40,595	9,014		294,084
Property, plant and equipment, net	50,035	80,921	(70,363)	(E)	60,593
Goodwill	91,433	—	245,185	(F)	336,618
Intangible assets, net	27,364	79,620	102,080	(F)	209,064
Other non-current assets	514	184	645	(G)	1,343
Total assets	$413,821	$201,320	$286,561		$901,702
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,657	—	—		$15,657
Accrued payroll and related expenses	9,771	—	—		9,771
Current portion of lease obligation	122	13	—		135
Current portion of contingent consideration	4,324	—	2,000	(H)	6,324
Current portion of deferred consideration	—	—	46,000	(I)	46,000
Short-term debt	—	—	17,344	(J)	17,344
Other current liabilities	9,061	531	(35)	(K)	9,557
Total current liabilities	38,935	544	65,309		104,788
Long-term debt	148,469	—	229,778	(J)	378,247
Deferred consideration—non-current	—	—	174,550	(I)	174,550
Lease obligation, net of current portion	3,885	—	—		3,885
Contingent consideration—non-current	356	—	17,700	(H)	18,056
Deferred tax liability—non-current	166	—	—		166
Income taxes payable	1,124	—	—		1,124
Deferred rent	1,685	—	—		1,685
Other non-current liabilities	317	—	—		317
Stockholders’ equity:
Preferred stock, $.001 par value per share; 5,000 shares authorized; none issued or outstanding at September 30, 2017.	—	—	—		—
Common stock, $.001 par value per share; 97,500 shares authorized; 33,984 shares issued and outstanding at September 30, 2017.	34	—	—		34
Additional paid-in capital	226,186	—	—		226,186
Accumulated other comprehensive loss	(4)	—	—		(4)
Accumulated deficit	(7,332)	—	—		(7,332)
Total stockholders’ equity	218,884	—	—		218,884
Total liabilities and stockholders’ equity	$413,821	$544	$487,337		$901,702
See accompanying notes to the unaudited pro forma combined financial statements.

QUIDEL CORPORATION
PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017
(in thousands, except per share data; unaudited)

	Historical		Pro forma
	Quidel Corporation	Triage and BNP Businesses	Adjustments	Note 3	Combined
Total revenues	$162,853	$190,834	$—		$353,687
Costs and expenses
Cost of sales (1)	60,716	89,935	(18,245)	(L)	132,406
Research and development	22,970	13,760	(448)	(L)	36,282
Sales and marketing	38,813	27,442	615	(L)	66,870
General and administrative	20,483	293	6	(L)	20,782
Amortization of intangible assets from acquired businesses and technology	7,184	—	17,221	(L)	24,405
Acquisition and integration costs	7,022	—	(6,843)	(M)	179
Total costs and expenses	157,188	131,430	(7,694)		280,924
Operating income	5,665	59,404	7,694		72,763
Interest expense, net	(8,387)	—	(19,329)	(N)	(27,716)
(Loss) income before income taxes	(2,722)	59,404	(11,635)		45,047
Provision for income taxes	355	—	10,291	(O)	10,646
Net (loss) income	$(3,077)	$59,404	$(21,926)		$34,401
Basic (loss) earnings per share	$(0.09)				$1.03
Diluted (loss) earnings per share	$(0.09)				$0.99
Shares used in basic per share calculation	33,538				33,538
Shares used in diluted per share calculation	33,538				34,759

(1) Quidel Corporation cost of sales excludes amortization of intangible assets of $5,122. The pro forma combined cost of sales does not include $14,846, which has been reclassified to amortization of intangible assets to conform to the historical presentation of Quidel Corporation.
See accompanying notes to the unaudited pro forma combined financial statements.

QUIDEL CORPORATION
PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2016
(in thousands, except per share data; unaudited)

	Historical		Pro forma
	Quidel Corporation	Triage and BNP Businesses	Adjustments	Note 3	Combined
Total revenues	$191,603	$245,922	$—		$437,525
Costs and expenses
Cost of sales (1)	73,414	118,651	(24,045)	(L)	168,020
Research and development	38,672	16,553	(767)	(L)	54,458
Sales and marketing	47,821	34,626	429	(L)	82,876
General and administrative	26,351	522	(122)	(L)	26,751
Amortization of intangible assets from acquired businesses and technology	9,073	—	22,961	(L)	32,034
Acquisition and integration costs	711	—	—		711
Total costs and expenses	196,042	170,352	(1,544)		364,850
Operating (loss) income	(4,439)	75,570	1,544		72,675
Interest expense, net	(11,760)	—	(25,327)	(N)	(37,087)
(Loss) income before income taxes	(16,199)	75,570	(23,783)		35,588
(Benefit) provision for income taxes	(2,391)	—	9,934	(O)	7,543
Net (loss) income	$(13,808)	$75,570	$(33,717)		$28,045
Basic (loss) earnings per share	$(0.42)				$0.86
Diluted (loss) earnings per share	$(0.42)				$0.84
Shares used in basic per share calculation	32,708				32,708
Shares used in diluted per share calculation	32,708				33,500

(1) Quidel Corporation cost of sales excludes amortization of intangible assets of $6,458. The pro forma combined cost of sales does not include $19,462, which has been reclassified to amortization of intangible assets to conform to the historical presentation of Quidel Corporation.
See accompanying notes to the unaudited pro forma combined financial statements.

QUIDEL CORPORATION
NOTES TO PRO FORMA COMBINED ABBREVIATED FINANCIAL INFORMATION (UNAUDITED)

Note 1. Basis of Pro Forma Presentation

The unaudited pro forma combined abbreviated financial statements are based on the historical consolidated financial statements of the Company and the Triage and BNP Businesses as adjusted to give effect to the acquisition of the Triage and BNP Businesses and the debt issuance necessary to finance the acquisition. The unaudited pro forma combined balance sheet as of September 30, 2017 is based on the historical balance sheet of the Company and assets acquired and liabilities assumed of the Triage and BNP Businesses after giving effect to the acquisition and related financing. The unaudited pro forma combined balance sheet as of September 30, 2017 assumes that the acquisition took place on that date.

The following unaudited pro forma combined statement of operations for the nine months ended September 30, 2017 and the year ended December 31, 2016, is based on the historical statement of operations of the Company and carve-out historical statement of operations of the Triage and BNP Businesses after giving effect to the acquisition and related financing as if it had occurred on January 1, 2016.

The acquisition of the Triage and BNP Businesses are treated as a business combination using the acquisition method of accounting under ASC 805, Business Combinations. The purchase price is allocated to the underlying assets acquired and liabilities assumed based on their respective fair market values, with any excess purchase price allocated to goodwill. The preliminary purchase price allocation has been derived from estimates of the fair market value of the tangible and intangible assets and liabilities of the Triage and BNP Businesses based upon management's estimates as more fully described in the accompanying notes to the unaudited pro forma combined abbreviated financial statements. The Company has not yet finalized the allocation of the purchase price of the acquisition. Accordingly, further changes to the fair values and classifications of the assets acquired and liabilities assumed will be recorded as the valuation and purchase price allocations for the acquisition are finalized during the fiscal year 2018.

Note 2. Preliminary Purchase Price Allocation

The preliminary purchase price consideration is as follows (in thousands):

Cash consideration—Triage Business	$399,798
Deferred consideration—BNP Business	220,550
Contingent consideration—BNP Business	19,700
Net consideration	$640,048

The estimated preliminary purchase price allocation is as follows (in thousands):

Prepaid expenses and other current assets	$796
Assets held for sale	147,335
Inventories	54,800
Property, plant and equipment	10,558
Intangible assets	181,700
Goodwill	245,185
Other non-current assets	183
Total assets acquired	$640,557
Other current liabilities	(509)
Total net assets and liabilities acquired	$640,048

Note 3. Pro Forma Adjustments

Adjustments to the pro forma combined balance sheet

The following adjustments have been reflected in the unaudited pro forma consolidated balance sheets:

(A) To adjust cash and record short-term and long-term debt for the payment of the purchase price (in thousands):

Proceeds from the issuance of the Term Loan, net of issuance costs	$237,122
Proceeds from borrowing under the Revolving Credit Facility, net of issuance costs	9,196
To reflect cash consideration paid for the Triage and BNP Businesses	(399,798)
Pro forma adjustment	$(153,480)

(B) To reflect the adjustment to record inventory at the estimated fair value. A portion of this adjustment relates to the inventory write-up of $17.1 million, which is directly attributable to the acquisition and will not have an on-going impact in excess of one year and is not reflected in the unaudited pro forma combined consolidated statement of operations. This inventory write-up will temporarily increase the Company's cost of sales during the first two quarters after the acquisition. The fair value calculation is preliminary and subject to change. Offsetting this increase is the movement in inventory between September 30, 2017 and the close of the acquisition on October 6, 2017.

(C) To reflect the reclassification of land and building as assets held for sale at the estimated fair value less costs to sell. The Company has concluded the land and building meet the available for sale classification requirements and it is probable that the sale will occur within one year.

(D) Adjustments to prepaid expenses and other current assets were as follows (in thousands):

Adjustment of prepaid expenses to estimated fair value	$(22)
To record deferred debt issuance costs associated with the Revolving Credit Facility	158
Pro forma adjustment	$136

(E) To reflect the adjustment of acquired property, plant and equipment to estimated fair value and to reclassify the acquired land and building as assets held for sale as discussed in Note (C) above. The estimated useful lives range from three to ten years. The fair value and useful life calculations are preliminary and subject to change after the Company finalizes its review of the specific types, nature, age and condition of the acquired property, plant and equipment.

(F) To record the fair value of intangible assets acquired and to record goodwill, which represents the excess of the purchase price over the fair value of identifiable assets acquired and liabilities assumed.

The following sets forth preliminary results of the amounts assigned to the identifiable intangible assets acquired. The pro forma adjustment is as follows (in thousands):

Intangible Asset	Estimated amortization period	Estimated fair value of assets acquired	Elimination of book value of assets acquired	Pro forma adjustment
Purchased technology	10 years	$52,400	$(77,760)	$(25,360)
Customer relationships	7 years	111,800	—	111,800
Trademarks	10 years	17,500	(1,860)	15,640
		$181,700	$(79,620)	$102,080

The fair value of the identified intangible assets was determined primarily using an income based approach. These estimated fair values are considered preliminary and are subject to change based on final purchase price valuation amounts. Intangible assets are amortized on a straight-line basis over the amortization periods noted above.

(G) To record deferred debt issuance costs associated with the Revolving Credit Facility.

(H) To reflect the preliminary estimated fair value of contingent consideration is as follows (in thousands):.

Current portion of contingent consideration—BNP Business	$2,000
Long-term portion of contingent consideration—BNP Business	17,700
Total pro forma adjustments	$19,700

In connection with the acquisition of the BNP Business the Company will pay up to $280.0 million in cash, of which $256.0 million is guaranteed and is considered deferred consideration (see Note I) and $24.0 million is contingent consideration. The $24.0 million in contingent consideration is measured at fair value using a discounted probability weighted valuation model.

(I) To reflect the estimated fair value of deferred consideration related to the BNP Business. The fair value has been determined based on the net present value of cash payments using an estimated borrowing rate. The details are as follows (in thousands):

Current portion of deferred consideration—BNP Business	$46,000
Long-term portion of deferred consideration—BNP Business	174,550
Total pro forma adjustments	$220,550

The fair value of the $256.0 million guaranteed payments are determined based on the net present value of cash payments using an estimated borrowing rate.

(J) Represents adjustments to current and long-term borrowings (in thousands):

Proceeds from Term Loan, net of issuance costs	$237,122
Proceeds from Revolving Credit Facility	10,000
Total borrowings	247,122
Pro forma adjustment—short-term debt	17,344
Pro forma adjustment—long-term debt	$229,778

(K) To reflect the adjustment of other current liabilities to estimated fair value.

Adjustments to the pro forma combined statements of operations

(L) To adjust depreciation and amortization expense recorded to operating expenses based on the estimated fair value of assets acquired and to conform to the presentation in the Company's historical financial statements. As discussed in Note (C), the land and building acquired have been classified as assets held for sale as if it had occurred on January 1, 2016. As such, the combined statements of operations do not include depreciation expense that would have been recorded had the land and building not been classified as held for sale of $3.7 million and $4.9 million for the nine months ended September 30, 2017 and for the year ended December 31, 2016, respectively. In addition, a reclassification has been made to the historical presentation of the Triage and BNP Businesses to conform to the financial statement presentation of Quidel, which recognizes freight expense billed to customers and bad debt expense as sales and marketing expense (in thousands):

	Nine months ended September 30, 2017
	Amortization expense	Depreciation expense	Freight expense	Bad debt expense	Total pro forma adjustments
Cost of sales	$(9,724)	$(2,482)	$(6,039)	$—	$(18,245)
Research and development	—	(448)	—	—	(448)
Sales and marketing	(5,579)	—	6,039	155	615
General and administrative	—	161	—	(155)	6
Amortization of intangible assets from acquired businesses and technology	17,221	—	—	—	17,221

	Year ended December 31, 2016
	Amortization expense	Depreciation expense	Freight expense	Bad debt expense	Total pro forma adjustments
Cost of sales	$(13,004)	$(3,510)	$(7,531)	$—	$(24,045)
Research and development	—	(767)	—	—	(767)
Sales and marketing	(7,438)	—	7,531	336	429
General and administrative	—	214	—	(336)	(122)
Amortization of intangible assets from acquired businesses and technology	22,961	—	—	—	22,961

The following is a detail of amortization expense for the acquired intangible assets (in thousands):

	Nine months ended September 30, 2017	Year ended December 31, 2016
Purchased technology	$3,930	$5,240
Trademarks	1,312	1,750
Customer relationships	11,979	15,971
Pro forma adjustment	$17,221	$22,961

(M) To reverse non-recurring transaction costs directly attributable to the acquisition incurred during the nine months ended September 30, 2017.

(N) To record the interest expense and amortization of debt issuance costs related to the Senior Credit Facility, to record interest expense related to the deferred consideration and to reduce estimated interest income earned on the cash consideration used for the acquisition (in thousands):

	Nine months ended September 30, 2017	Year ended December 31, 2016
Interest expense	$17,427	$22,882
Amortization of debt issuance costs	1,450	2,005
Interest income reduction	452	440
Pro forma adjustment	$19,329	$25,327

The Company used the current interest rate on the borrowings under the Senior Credit Facility to calculate the pro forma interest expense for the nine months ended September 30, 2017 and the year ended December 31, 2016. The interest rate on the borrowings under the Senior Credit Facility are variable, a hypothetical 1/8 percent increase in the variable interest rate would yield a reduction of $0.2 million in pro forma net income for the nine months ended September 30, 2017 and $0.3 million in pro forma net income for the year ended December 31, 2016.

(O) This pro forma adjustment reflects the income tax expense related to the combined pro forma pretax income during the nine months ended September 30, 2017 and the year ended December 31, 2016, based on the statutory tax rates applicable to US and non-US jurisdictions resulting in a blended effective tax rate of 24% and 21%, respectively.

Note 4. Items not adjusted in the Unaudited Pro Forma Combined Financial Information

•
Pursuant to the waiver obtained from the Securities and Exchange Commission, the special purpose combined financial statements are not intended to be a complete presentation of the financial position or results of operations of the Triage and BNP Businesses. As such, these combined financial statements do not reflect adjustments for indirect corporate expenses that the Company would have incurred related to the Triage and BNP Businesses for the nine months ended September 30, 2017 and year ended December 31, 2016.

•
For the nine months ended September 30, 2017 and year ended December 31, 2016, the Company did not include the increase to cost of sales resulting from the step-up in inventory value as reflected in Note 3(B) as this increase does not have a continuing impact. This inventory write-up is expected to temporarily increase the Company's cost of sales during the first two quarters after the acquisition.

•
The Company expects to continue to incur integration costs that are not reflected in the unaudited pro forma combined consolidated statement of operations because it is not expected to have a continuing impact.

•
Management expects the Company's valuation allowance related to deferred tax assets will be released as part of the combined company, however this is not reflected in the unaudited pro forma combined consolidated statements of operations.